Exhibit 99.1
Gossamer Bio Announces Third Quarter 2025 Financial Results and Provides Business Update
- Topline Results from PROSERA Phase 3 Expected in February 2026 -
- First Site Activated for Registrational Phase 3 SERANATA Study in PH-ILD -
- Cash, cash equivalents and marketable securities totaled $180 million as of September 30 -

SAN DIEGO—(BUSINESS WIRE)— November 5, 2025 — Gossamer Bio, Inc. (Nasdaq: GOSS), a late-stage, clinical biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the third quarter ended September 30, 2025, and provided a business update. Gossamer Bio and the Chiesi Group are jointly developing seralutinib under a global collaboration agreement.
“We are proud to be progressing through the final stages of the PROSERA Phase 3 Study. This is a pivotal moment for our team, and I am continually impressed by the focus, diligence, and professionalism that everyone brings to this important work. We look forward to sharing top-line results with the community in February of next year,” said Faheem Hasnain, Chairman, Co-Founder, and CEO of Gossamer Bio.
“At the same time, we are encouraged by the engagement from the PH-ILD community as we begin to activate the first clinical sites in the SERANATA Phase 3 study. We are grateful for the opportunity to collaborate closely with physicians and patients to better understand the challenges for those living with this challenging and under-treated disease. We are excited to begin enrollment, and we are hopeful that our collective efforts will ultimately improve the lives of patients living with PH-ILD.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor
Seralutinib: Pulmonary Arterial Hypertension
•    On June 11th, we completed enrollment for the ongoing Phase 3 PROSERA Study with 390 WHO Functional Class II and III PAH patients. The PROSERA Study is a double-blind, placebo-controlled, global registrational clinical trial evaluating seralutinib in PAH patients, on top of background PAH therapy. Patients are randomized 1:1 to either the seralutinib or placebo arms. Patients received blinded treatment for up to 48 weeks.
•    The primary endpoint of the PROSERA Study is change in six-minute walk distance (6MWD) from baseline as compared to placebo at week 24. Included in the key secondary endpoints is time to clinical worsening, as compared to placebo, up to week 48. In addition to other secondary and exploratory endpoints, safety and tolerability will be evaluated.

•    We expect to announce topline results from the ongoing Phase 3 PROSERA Study in February 2026.
Seralutinib: Pulmonary Hypertension Associated with Interstitial Lung Disease
•    In the fourth quarter of this year, the first clinical site was activated for the global, registrational Phase 3 SERANATA Study in PH-ILD patients.
•     The SERANATA Study is a 24-week, randomized, double-blind, placebo-controlled, global clinical trial in PH-ILD patients. Approximately 480 patients will be randomized 1:1:1 to receive either 90mg seralutinib twice-daily, 120mg seralutinib twice-daily or placebo.
•     The primary endpoint of the SERANATA Study is change in 6MWD from baseline as compared to placebo at week 24. Key secondary endpoints will include time to clinical worsening and change from baseline in forced vital capacity (FVC).
•    Gossamer Bio and the Chiesi Group presented one oral and four poster presentations related to seralutinib at the European Respiratory Society (ERS) Congress 2025 in Amsterdam, September 27 – October 1, 2025.
◦Seralutinib targets fibrotic pathways in IPF: Evidence from single‑cell transcriptomics | Benfeitas et al. | Oral Presentation (OA1201)
◦Seralutinib demonstrates in vitro reduction of vascular inflammatory drivers underlying pulmonary hypertension | Ding et al. | Poster (PA1039) | https://www.gossamerbio.com/wp-content/uploads/2025/09/poster-ers25c.pdf
◦Seralutinib shows significant anti‑fibrotic effects: Evidence from patient‑derived models | Sitapara et al. | Poster (PA1864) | https://www.gossamerbio.com/wp-content/uploads/2025/09/poster-ers25d.pdf
◦Seralutinib reduces vessel wall volume and increases small pulmonary artery vessel volume: Insights from AI‑driven CT imaging analysis | San José Estépar et al. | Poster (PA5143) | https://www.gossamerbio.com/wp-content/uploads/2025/09/poster-ers25a.pdf
◦Seralutinib decreases endotrophin (PRO‑C6) production, a mediator of fibrosis and inflammation, in an in vitro model of pulmonary fibrosis | Ding et al. | Poster (PA5144) | https://www.gossamerbio.com/wp-content/uploads/2025/09/poster-ers25b.pdf
Vardenafil: Inhaled Phosphodiesterase Type 5 (PDE5) Inhibitor
•    On September 24th, we entered into a strategic option agreement to acquire Respira Therapeutics Inc. (Respira) and its lead product candidate, an inhaled formulation of vardenafil in development for as needed (PRN) use in pulmonary hypertension, including PAH and PH‑ILD, for which there are no currently approved PRN products.

•    At our discretion, we may exercise the option to acquire Respira through the issuance of 1.5 million shares of Gossamer Bio common stock, representing less than 1% of Gossamer’s outstanding shares. This structure is designed to minimize near-term cash burn and preserve Gossamer’s financial position. If the option is exercised, Gossamer does not expect to commence further clinical trials until at least 2027.

Financial Results for Quarter Ended September 30, 2025
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities totaled $180.2 million as of September 30, 2025. We expect the combination of current cash, cash equivalents and marketable securities will be sufficient to fund our operating and capital expenditures into 2027.
•Revenue from contracts with collaborators: For the quarter ended September 30, 2025, revenue associated with our collaboration with Chiesi was $13.3 million, including $9.2 million of cost reimbursement revenue, compared to $9.5 million of revenue for the same period in 2024.
•Research and Development (R&D) Expenses: For the quarter ended September 30, 2025, R&D expenses were $45.5 million, compared to $34.9 million for the same period in 2024.
•General and Administrative Expenses (G&A): For the quarter ended September 30, 2025, G&A expenses were $9.4 million, compared to $8.5 million for the same period in 2024.
•Net Loss: Net loss for the quarter ended September 30, 2025, was $48.2 million, or $0.21 basic net loss per share, compared to a net loss of $30.8 million, or $0.14 basic net loss per share, for the same period in 2024.

About Gossamer Bio
Gossamer Bio is a late-stage, clinical biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of a data readout from our Phase 3 PROSERA Study; the potential or likelihood for a meaningful data readout from our PROSERA Study; the development potential and market opportunity of seralutinib in PAH, PH-ILD and other indications; the ability to successfully transition to a commercial organization, the anticipated timing on commencing the Phase 3 SERENATA study in PH-ILD and clinical work for inhaled vardenafil; the potential exercise of the option to acquire Respira, the related issuances of shares of Gossamer’s common stock, and the timing thereof; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue:
Revenue from sale of licenses	$—	$—	$—	$88,751
Revenue from contracts with collaborators	13,294	9,480	34,672	16,571
Total revenue	13,294	9,480	34,672	105,322
Operating expenses:
Research and development	45,542	34,897	125,158	102,375
In process research and development	7,476	—	7,476	—
General and administrative	9,390	8,502	26,727	26,738
Total operating expenses	62,408	43,399	159,361	129,113
Loss from operations	(49,114)	(33,919)	(124,689)	(23,791)
Other income (expense)
Interest income	687	430	1,523	2,523
Interest expense	(2,748)	(2,734)	(8,238)	(8,779)
Other income, net	2,954	4,288	8,272	9,851
Total other income, net	893	1,984	1,557	3,595
Loss before provision for income taxes	(48,221)	(31,935)	(123,132)	(20,196)
Provision (benefit) for income taxes	—	(1,132)	—	3,303
Net Loss	$(48,221)	$(30,803)	$(123,132)	$(23,499)
Net loss per share, basic and diluted	$(0.21)	$(0.14)	$(0.54)	$(0.10)
Weighted average common shares outstanding, basic diluted	227,981,475	226,346,058	227,362,592	226,101,727

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	September 30, 2025	December 31, 2024
	(unaudited)
Cash, cash equivalents, and marketable securities	$180,224	$294,518
Working capital	141,872	264,878
Total assets	208,820	315,292
Total liabilities	291,153	285,800
Accumulated deficit	(1,391,700)	(1,268,568)
Total stockholders' equity (deficit)	(82,333)	29,492

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com